UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2012

SOUTH JERSEY GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure required by this Item is set forth in Item 2.03 below, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 20, 2012, South Jersey Gas Company (the “Company”) issued $50 million aggregate principal amount of its Medium Term Notes, Series D, 2012-2, Tranche A due September 20, 2024 (the “Tranche A Notes”). The Tranche A Notes were issued pursuant to a Note Purchase Agreement dated as of September 20, 2012 between the Company and the purchasers named therein (the “Note Purchase Agreement”) and under the Company’s Indenture of Trust dated as of October 1, 1998, as supplemented, between the Company and The Bank of New York Mellon, as trustee. The Note Purchase Agreement also provides for the issuance of $35 million aggregate principal amount of its Medium Term Notes, Series D, 2012-2, Tranche B, due November 30, 2024 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”) that the Company anticipates issuing on November 30, 2012. The Notes are serviced and secured by a pledged First Mortgage Bond of the Company issued under that certain Indenture of First Mortgage dated October 1, 1947, as supplemented and amended (including the Twenty-Fifth Supplement referred to below), from the Company to The Bank of New York Mellon, as successor trustee to Guarantee Bank and Trust Company.
The Tranche A Notes bear interest at an annual rate of 3.00% payable semiannually on March 20 and September 20 of each year, commencing March 20, 2013. On September 20, 2020 and on each September 20 thereafter to and including September 20, 2023, the Company must prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Tranche A Notes at par and without any premium or penalty. The entire unpaid principal amount of the Tranche A Notes becomes due and payable on September 20, 2024.
The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.
The proceeds from the sale of the Tranche A Notes will be used to repay short-term indebtedness and for general corporate purposes, including funding capital expenditure requirements.
The form of Tranche A Note and the Note Purchase Agreement are attached as Exhibits 4.1 and 10.1 hereto, respectively. The descriptions of the Tranche A Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Medium Term Note, Series D, 2012-2, Tranche A due September 20, 2024.

10.1	Note Purchase Agreement dated as of September 20, 2012 between South Jersey Gas Company and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: September 25, 2012	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark Title: Treasurer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

4.1	Form of Medium Term Note, Series D, 2012-2, Tranche A due September 20, 2024.

10.1	Note Purchase Agreement dated as of September 20, 2012 between South Jersey Gas Company and the purchasers listed therein.